AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment to the current employment agreement is entered into as of this 26th day of July 1999 by and between IVC Industries, Inc. and Jesus Febus.

In consideration of the premises and mutual covenants defined in the EMPLOYMENT AGREEMENT, and in compliance with section 3.(a) "Annual review of the Executive salary by the Chief Executive Officer", and in lieu of the employment anniversary of the Executive the 2nd day of June, the parties hereto agree to the following update:

      1. Mr. Febus will serve IVC Industries, Inc. as Chief Information Officer and Sr. Vice President of Information Technology.

      2. Revised base salary. The revised base salary will reflect an eighteen percent increase from the current base salary, effective on the employment anniversary. This is less than the twenty-five percent increase necessary to match the median low of the salary scale for the northeast region.

      3. Benefits. As a company executive, Mr. Febus shall be entitled to a car allowance equal to the average call allowance granted to other key senior management personnel.

In witness whereof, the Company has caused this Agreement to be signed by a duly authorized officer, and Mr. Febus has signed this Agreement.

The Company:

      IVC Industries, Inc.
      500 Halls Mill Road
      Freehold, NJ 07728


By: /s/ E. Joseph Edell
    -------------------------
    E. Joseph Edell
    Chief Executive Officer

Executive:


    /s/ Jesus Febus
    -------------------------
    Jesus Febus